Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:

Leslie Tullio	Rich Lindahl
ltullio@cebglobal.com	c/o jconnor@cebglobal.com
+1 (571) 303-5689	+1 (571) 303-6956

CEB COMPLETES ACQUISITION OF EVANTA

ARLINGTON, Va., May 2, 2016—CEB (NYSE:CEB), a best practice insight and technology company, today announced that it has closed its previously announced acquisition of Evanta Ventures, Inc. and an affiliated business (collectively, “Evanta”). Portland, Ore.-based Evanta fosters collaboration and the exchange of best practices between Information Technology & Security, Human Resources and Finance leaders through nearly 200 annual events, online and offline learning platforms and subscription information offerings.

“CEB’s mission calls on us to unlock the potential of leaders and organizations by advancing the science and practice of management. Adding Evanta helps us do just that,” said CEB Chairman & CEO, Tom Monahan. “Through the acquisition, CEB expands our C-suite and senior executive reach by nearly 50% to more than 30,000 leaders. This year alone, we will have more than 130,000 executive interactions through an unmatched range of avenues helping our customers more effectively manage talent, customer and operations.”

“This relationship and the related synergies will create near and long-term value for clients, partners, colleagues and shareholders,” Monahan added. “And it goes without saying that we’re thrilled to add a team of Evanta’s caliber to our roster.”

CEB also announced today that in connection with the completion of the Evanta acquisition it amended its senior secured credit agreement with Bank of America, N.A. and certain other parties thereto by adding $150 million of term loans to its existing term loan facility and increasing its revolving credit facility by $100 million to a total of $350 million. Consistent with its announcement at the signing of the Evanta acquisition, CEB used borrowings under the amended credit facilities to fund the purchase price for the acquisition.

About CEB

CEB is a best practice insight and technology company. In partnership with leading organizations around the globe, we develop innovative solutions to drive corporate performance. CEB equips leaders at more than 10,000 companies with the intelligence to effectively manage talent, customers, and operations. CEB is a trusted partner to nearly 90% of the Fortune 500 and FTSE 100, and more than 70% of the Dow Jones Asian Titans. More at cebglobal.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward-looking statements. You are hereby cautioned that these forward-looking statements are based upon CEB’s current expectations and assumptions and, as a result, are subject to risks and uncertainties. These risks and uncertainties could cause actual future events to differ materially from the expectations reflected in the forward-looking statements, including (among others) the following: the businesses of CEB and Evanta may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; we may not achieve anticipated operating and cost synergies through combining the businesses of CEB and Evanta, or those synergies may be realized less quickly than we anticipate; Evanta may not achieve the results projected in its current 2016 full year forecast; potential operating costs, customer loss and business disruption (including employee loss or turnover) following the acquisition may be greater than expected and could negatively affect the financial results and performance of Evanta; Evanta may not perform at the level we are expecting, and as a result the anticipated positive impact of the acquisition of Evanta on the operations and future financial results of CEB may not be achieved or may be lower than expected; our leverage, which we increased in connection with the acquisition of Evanta, could materially and adversely affect our financial condition or operating flexibility; and other risks and uncertainties regarding our business, the acquisition of Evanta and our indebtedness included in our periodic and other reports filed with the U.S. Securities and Exchange Commission, including our reports filed on Forms 10-K, 10-Q and 8-K. Given these risks and uncertainties, readers should not place undue reliance on any of these forward-looking statements. These forward-looking statements represent expectations and assumptions only as of the date of this press release and CEB assumes no obligation to update them to reflect new or future information, events or circumstances. The forward-looking statements in this press release are made as of May 2, 2016.

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